Exhibit 21.1

List of Subsidiaries of the Company (1)

Alfombras San Luis S. A. (Argentina)	Lear Bahia, Ltd. (Brazil)

Amtex, Inc. (Pennsylvania) (50%)	Lear Brits (S.A.) (Pty.) Ltd. (South Africa)

Arbitrario B.V. (Netherlands)	Lear Canada (Canada)

Asia Pacific Components Co., Ltd. (Thailand) (97.8%)	Lear Canada Investments, Ltd. (Canada)

Autotrim, S.A. de C.V. (Mexico) (40%)	Lear Canada (Sweden) U.L.C. (Canada)

AVB Anlagen und Vorrichtungsbau GmbH (Germany)	Lear Car Seating do Brasil, Ltda. (Brazil)

Bryan Manufacturing Company (Ohio)	Lear Corporation Asientos S.L. (Spain)

Chongqing Lear Chang’an Automotive Interior Trim Co., Ltd. (China)	Lear Corporation Austria GmbH & Co. KG (Austria)

(35.75%)	Lear Corporation Austria GmbH (Austria)

Consorcio Industrial Mexicanos de Autopartes, S.A. de C.V. (Mexico)	Lear Corporation Automotive Holdings (Delaware)

Corporate Eagle Two, L.L.C. (Michigan) (50%)	Lear Corporation Automotive Systems (Delaware)

Davart Group, Ltd. (UK)	Lear Corporation Belgium C.V.A. (Belgium)

Detroit Automotive Interiors, L.L.C. (Michigan) (49%)	Lear Corporation Beteiligungs GmbH (Germany)

El Trim (Pty.) Ltd. (South Africa) (51%)	Lear Corporation Canada, Ltd. (Canada)

Empetek autodily s.r.o. (Czech Republic)	Lear Corporation China, Ltd. (Mauritius) (65%)

General Seating of America, Inc. (Delaware) (50%)	Lear Corporation Drahtfedern GmbH (Germany)

General Seating of Canada, Ltd. (Canada) (50%)	Lear Corporation EEDS and Interiors (Delaware)

General Seating of Thailand Corp., Ltd. (Thailand) (50%)	Lear Corporation France S.A.R.L. (France)

Hanil Lear Automotive Parts (India) Private, Ltd. (India) (50%)	Lear Corporation (Germany) Ltd. (Delaware)

Industria Textil Dragui S.A. (Argentina)	Lear Corporation Global Development, Inc. (Delaware)

Industrial Electrical Specialties, Inc. (Delaware) (55%)	Lear Corporation GmbH & Co. KG (Germany)

Industrias Cousin Freres, S.L. (Spain) (49.99%)	Lear Corporation Holdings Spain S.L. (Spain)

Industrias de Interiores Para Autos, S.A. de C.V. (Mexico) (40%)	Lear Corporation Hungary KFT (Hungary)

Industrias Lear de Argentina, S.r.L. (Argentina)	Lear Corporation Interior Components (Pty.) Ltd. (South Africa)

Inteco S.p.A. (Italy)	Lear Corporation Italia Holding S.r.L. (Italy)

Interiores Automotrices Summa, S.A. de C.V. (Mexico) (40%)	Lear Corporation Italia S.p.A. (Italy)

Interiores Para Autos, S.A. de C.V. (Mexico) (40%)	Lear Corporation Italia Sud S.p.A. (Italy)

Interni S.A. (Brazil) (25%)	Lear Corporation Japan K.K. (Japan)

Jiangxi Jiangling Lear Interior Systems Co., Ltd. (China) (32.5%)	Lear Corporation Mendon (Delaware)

J.L. Automotive, L.L.C. (Michigan) (49%)	Lear Corporation Mexico, S. A. de C. V. (Mexico)

John Cotton Plastics, Ltd. (UK)	Lear Corporation North West (Pty.) Ltd. (South Africa)

L.S. Servicos, Ltda. (Brazil)	Lear Corporation (Nottingham) Ltd. (UK)

LCT, Inc. (Michigan)	Lear Corporation Poland Gliwice S.p. z o.o. (Poland)

LDOS UK Branch (UK)	Lear Corporation Poland S.p. z o.o. (Poland)

Lear-Air International Holdings Pty. Ltd. (Australia) (40%)	Lear Corporation Poland II S.p. z o.o. (Poland)

Lear-Air International Pty. Ltd. (Australia) (40%)	Lear Corporation Portugal – Componentes Para Automoveis, Lda.

Lear ASC Corporation (Delaware)	(Portugal)

Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	Lear Corporation Romania s.r.o. (Romania)

Lear Automotive Dearborn, Inc. (Delaware)	Lear Corporation (S.A.) (Pty.) Ltd. (South Africa)

Lear Automotive (EEDS) Almussafes Services S.A. (Spain)	Lear Corporation Seating France S.A.S. (France)

Lear Automotive EEDS Argentina S.A. (Argentina)	Lear Corporation Slovakia s.r.o. (Slovak Republic)

Lear Automotive EEDS Honduras S.A. (Honduras)	Lear Corporation Spain S.L. (Spain)

Lear Automotive (EEDS) Hungary Gepjarmuipari Kft (Hungary)	Lear Corporation (SSD) Ltd. (UK)

Lear Automotive (EEDS) Philippines, Inc. (Philippines)	Lear Corporation (SSD) NV (Belgium)

Lear Automotive (EEDS) Poland Sp. z.o.o. (Poland)	Lear Corporation Sweden AB (Sweden)

Lear Automotive (EEDS) Services Saarlouis GmbH (Germany)	Lear Corporation UK Holdings, Ltd. (UK)

Lear Automotive (EEDS) Spain S.L. (Spain)	Lear Corporation UK Interior Systems, Ltd. (UK)

Lear Automotive (EEDS) Tunisia S.A. (Tunisia)	Lear Corporation (UK) Ltd. (UK)

Lear Automotive Electronics GmbH (Germany)	Lear Corporation Verwaltungs GmbH (Germany)

Lear Automotive Engineering GmbH & Co. KG (Germany)	Lear de Venezuela C.A. (Venezuela)

Lear Automotive France, S.A.S. (France)	Lear do Brazil, Ltda. (Brazil)

Lear Automotive Holding Germany GmbH (Germany)	Lear Donnelly Mexico, S. de R.L. de C.V. (Mexico)

Lear Automotive Interiors (Pty.) Ltd. (South Africa)	Lear East, Inc. (Delaware)

Lear Automotive Services (Netherlands) B.V. (Netherlands)	Lear East L.P. (Delaware)

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Lear Electrical (Poland) Sp. z.o.o. (Poland)	Masland (UK) Ltd. (UK)

Lear Electrical Systems de Mexico, S. de R.L. de C.V. (Mexico)	No-Sag Drahtfedern Spitzer & Co. KG (Austria) (62.5%)

Lear Foreign Sales Corp. (US Virgin Islands)	NTTF Industries, Ltd. (India) (46.68%)

Lear Furukawa Corporation (Delaware) (51%)	OOO Lear (Russia)

Lear Holding Germany GmbH (Germany)	Pianfei Ipa S.p.A. (Italy)

Lear Holdings, S.r.l. de C.V. (Mexico)	Pianfei Melfi S.r.L. (Italy)

Lear Inespo Comercial Industrial, Ltda. (Brazil) (50.01%)	Pianfei Sicilia S.r.L. (Italy)

Lear Investments Company, L.L.C. (Delaware)	Pianfei Sud S.p.A. (Italy)

Lear JIT (Pty.) Ltd. (South Africa) (51%)	Polovat Auto Sp. z.o.o. (Poland)

Lear Mexican Holdings, L.L.C. (Delaware)	Polovat Sp. z.o.o. (Poland)

Lear Mexican Trim Operations S. de R.L. de C.V. (Mexico)	Precision Fabrics Group (North Carolina) (29%)

Lear Midwest Automotive, Ltd. Partnership (Delaware)	Rael Handels GmbH (Austria)

Lear Midwest, Inc. (Delaware)	Ramco Investments, Ltd. (Mauritius)

Lear Motorola Integrated Solutions L.L.C. (Delaware) (50%)	S.A.L.B.I. AB (Sweden) (50%)

Lear Netherlands (Holdings) B.V. (Netherlands)	Saturn Electronics de Juarez, S.A. de C.V. (Mexico) (43.65%)

Lear N.H.K. Seating and Interior Co. Ltd. (Japan) (50%)	Saturn Electronics Texas, L.L.C. (Michigan) (43.65%)

Lear Operations Corporation (Delaware) (2)	Shanghai Lear Automobile Interior Trim Co., Ltd. (China)

Lear Rosslyn (Pty.) Ltd. (South Africa)	(35.75%)

Lear Sandouville S.A.R.L. (France)	Shanghai Songjiang Lear Automotive Carpet & Accoustics Co.,

Lear Seating Holdings Corp. # 50 (Delaware)	Ltd. (China) (35.75%)

Lear Seating Private, Ltd. (India)	Siam Lear Automotive Co., Ltd. (Thailand)

Lear Seating (Thailand) Corp., Ltd. (Thailand) (98%)	Societe No-Sag Francaise (France) (56%)

Lear Sewing (Pty.) Ltd. (South Africa)	Societe Offransvillaise de Technologie S.A. (France)

Lear South Africa Ltd. (Cayman Islands)	Spitzer GmbH (Austria) (62.5%)

Lear Technologies, L.L.C. (Delaware)	Stapur SA (Argentina) (5%)

Lear Teknik Oto Yan Sanayi Ltd. Sirket (Turkey) (67%)	Superior Coach Corporation (Ohio)

Lear Trim L.P. (Delaware)	SWECA Sp. z o.o. (Poland)

Lear UK Acquisition, Ltd. (UK)	Tianjin Jinzhu Wire Harness Component Co., Ltd. (China) (10%)

Lear UK ISM, Ltd. (UK)	Total Interior Systems – American L.L.C. (Indiana) (39%)

LECA S.p. z.o.o. (Poland)	UPM S.r.L. (Italy) (39%)

Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)	Wuhan Lear-DCAC Auto Electric Company, Ltd. (China) (75%)

(1)	All subsidiaries are wholly owned unless otherwise indicated.

(2)	Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky and Lear Corporation of Ohio.

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